EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)

Media and Investors
Elizabeth M. Ivers
(713) 651-7132

EOG RESOURCES ANNOUNCES SECOND QUARTER 2008 RESULTS AND INCREASES DIVIDEND

  United States Crude Oil and Condensate Production Increased By 51 Percent Year-Over-Year

  On Track to Deliver 15 Percent Total Company Organic Production Growth for 2008

  Common Stock Dividend Increased by 12.5 Percent

  James C. Day Appointed to Board of Directors

FOR IMMEDIATE RELEASE: Tuesday, July 29, 2008

HOUSTON - EOG Resources, Inc. (EOG) today reported second quarter 2008 net income available to common stockholders of $178.2 million, or $0.71 per share. This compares to second quarter 2007 net income available to common stockholders of $306.1 million, or $1.24 per share.

The results for the second quarter 2008 included a previously disclosed $842.8 million ($542.4 million after tax, or $2.16 per share) loss on the mark-to-market of financial commodity transactions. During the quarter, the cash outflow related to financial commodity contracts was $138.1 million ($88.9 million after tax, or $0.35 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common stockholders for the quarter was $631.7 million, or $2.52 per share. Adjusted non-GAAP net income available to common stockholders for the second quarter 2007 was $289.7 million, or $1.17 per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income available to common stockholders to GAAP net income available to common stockholders.)

Operational Highlights

Driven by strong well results from the North Dakota Bakken and Mid Continent operating areas, EOG's United States crude oil and condensate production increased 51 percent versus the second quarter 2007. Total company crude oil and condensate production increased 38 percent over the same period. In the North Dakota Bakken, where EOG is operating an eight rig program, among its most prolific wells drilled during the quarter in the Parshall Field were the Austin #5-14H, #24-33H and #9-11H. The wells started production in June, posting peak rates of 3,744, 1,880 and 3,225 barrels of oil per day, gross respectively. EOG holds a 91 percent, 75 percent and 57 percent working interest, respectively, in the wells.

In the Fort Worth Barnett Shale Play, which continues to be one of the key drivers of EOG's United States natural gas production growth, the company recorded strong drilling results from northeastern Johnson County. Further reflecting EOG's application of completion technology and improved recovery rates, the Martin #1H, #2H, #3H, #4H and #5H started production in June at rates ranging from 6.1 to 9.2 million cubic feet per day of natural gas, gross. EOG has a 48 percent working interest in the wells.

Recently, EOG commenced sales from its first two natural gas shale wells in British Columbia's Horn River Basin. EOG plans to monitor the production profile of these and an additional five wells that are scheduled to be completed by year-end before assessing per well reserves.

"EOG's consistent strategy of organic production growth has again positioned our company as an industry leader in ROCE, low unit costs, debt adjusted production per share growth and low net debt," said Mark G. Papa, Chairman and Chief Executive Officer. "With the robust growth from our core areas, EOG remains on track to achieve 15 percent total company organic production growth in 2008."

Dividend Increased

Following a 33 percent increase in the common stock dividend in February, EOG's Board of Directors increased the cash dividend on the common stock for the second time in 2008. Effective with the dividend payable on October 31, 2008 to holders of record as of October 17, 2008, the quarterly dividend on the common stock will be $0.135 per share. The indicated annual rate of $0.54 reflects a 12.5 percent increase from the previously stated rate, the ninth increase in nine years.

Capital Structure

At June 30, 2008, EOG's total debt outstanding was $1,147 million for a debt-to-total capitalization ratio of 13 percent. Taking into account cash on the balance sheet of $108 million, at the end of the second quarter EOG's net debt was $1,039 million. At the end of the second quarter, the net debt-to-total capitalization ratio was 12 percent, down from 14 percent at year-end 2007. (Please refer to the attached tables for the reconciliation of net debt (non-GAAP) to long-term debt (GAAP) and the reconciliation of net debt-to-total capitalization ratio (non-GAAP) to debt-to-total capitalization ratio (GAAP).)

"EOG's strong results for the first six months of the year have provided us with the opportunity to further strengthen our balance sheet and increase the common stock dividend. Based on current NYMEX price projections, we expect to further reduce our net debt by year-end," said Papa.

Appointment of New Board Member

EOG announced the appointment of James C. Day to its Board of Directors. Mr. Day is the retired Chairman of the Board and Chief Executive Officer of Noble Corporation, one of the world's largest offshore drilling companies. Mr. Day also serves on the Board of Directors of Tidewater Inc. and ONEOK, Inc. and as a Trustee of The Samuel Roberts Noble Foundation. He has held numerous leadership positions with various industry and civic associations throughout his career.

"We are pleased to have an industry leader such as Jim join our board. His experience in the industry will certainly be an asset to EOG," said Papa.

Conference Call Scheduled for July 30, 2008

EOG's second quarter 2008 results conference call will be available via live audio webcast at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) on Wednesday, July 30, 2008. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through Wednesday, August 13, 2008.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom North Sea and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

  the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates, interest rates and financial market conditions;

  the extent and effect of any hedging activities engaged in by EOG;

  the timing and impact of liquefied natural gas imports;

  changes in demand or prices for ammonia or methanol;

  the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties;

  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

  the ability to achieve production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reservoir performance;

  the availability and cost of drilling rigs, experienced drilling crews, tubular steel and other materials, equipment and services used in drilling and well completions;

  the availability, terms and timing of mineral licenses and leases and governmental and other permits and rights of way;

  access to surface locations for drilling and production facilities;

  the availability and capacity of gathering, processing and pipeline transportation facilities;

  the availability of compression uplift capacity;

  the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas;

  whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas;

  political developments around the world and the enactment of new government policies, legislation and regulations, including environmental regulations;

  acts of war and terrorism and responses to these acts; and

  weather, including weather-related delays in the installation of gathering and production facilities.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur. EOG's forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for fiscal year ended December 31, 2007, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Quarter		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net Operating Revenues	$1,032.5	$1,068.5	$2,133.5	$1,939.7
Net Income Available to Common Stockholders	$178.2	$306.1	$418.7	$522.9
Net Income Per Share Available to Common Stockholders
Basic	$0.72	$1.26	$1.70	$2.15
Diluted	$0.71	$1.24	$1.67	$2.12
Average Number of Shares Outstanding
Basic	246.5	243.2	246.0	243.0
Diluted	251.1	247.3	250.6	247.0

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands)

	Quarter		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net Operating Revenues
Natural Gas	$1,340,557	$785,837	$2,378,195	$1,516,298
Crude Oil, Condensate and Natural Gas Liquids	524,793	218,696	919,641	393,560
(Losses) Gains on Mark-to-Market Commodity Derivative Contracts	(842,822)	44,103	(1,312,666)	4,302
Other, Net	9,998	19,851	148,329	25,564
Total	1,032,526	1,068,487	2,133,499	1,939,724
Operating Expenses
Lease and Well	138,871	123,188	271,337	227,513
Transportation Costs	63,102	36,971	125,069	69,538
Exploration Costs	59,511	41,216	107,454	67,600
Dry Hole Costs	6,785	11,816	15,213	28,626
Impairments	48,875	20,804	81,449	44,846
Depreciation, Depletion and Amortization	315,294	259,780	612,493	504,122
General and Administrative	61,640	47,183	114,566	91,062
Taxes Other Than Income	95,345	62,047	182,095	102,695
Total	789,423	603,005	1,509,676	1,136,002

Operating Income	243,103	465,482	623,823	803,722

Other Income, Net	13,309	11,205	14,892	15,924

Income Before Interest Expense and Income Taxes	256,412	476,687	638,715	819,646

Interest Expense, Net	9,029	10,818	21,220	18,456

Income Before Income Taxes	247,383	465,869	617,495	801,190

Income Tax Provision	69,177	158,816	198,333	276,470

Net Income	178,206	307,053	419,162	524,720

Preferred Stock Dividends	-	990	443	1,865

Net Income Available to Common Stockholders	$178,206	$306,063	$418,719	$522,855

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Quarter		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Wellhead Volumes and Prices
Natural Gas Volumes (MMcfd) (A)
United States	1,139	960	1,112	938
Canada	215	232	215	227
Trinidad	217	250	224	251
United Kingdom	12	22	15	26
Total	1,583	1,464	1,566	1,442

Average Natural Gas Prices ($/Mcf) (B)
United States	$10.36	$6.74	$9.23	$6.55
Canada	9.42	6.70	8.42	6.57
Trinidad	3.64	2.04	3.76	2.42
United Kingdom	9.95	4.35	9.89	5.04
Composite	9.31	5.90	8.34	5.81

Crude Oil and Condensate Volumes (MBbld) (A)
United States	35.4	23.4	33.0	22.6
Canada	2.6	2.4	2.5	2.5
Trinidad	3.2	4.0	3.4	4.2
United Kingdom	-	0.1	-	0.1
Total	41.2	29.9	38.9	29.4

Average Crude Oil and Condensate Prices ($/Bbl) (B)
United States	$117.60	$61.38	$105.78	$57.75
Canada	112.55	60.08	101.41	55.88
Trinidad	113.29	75.16	99.92	67.32
United Kingdom	114.40	68.82	96.84	59.61
Composite	116.94	63.15	104.97	58.96

Natural Gas Liquids Volumes (MBbld) (A)
United States	14.2	10.4	15.5	10.0
Canada	0.9	1.1	0.9	1.1
Total	15.1	11.5	16.4	11.1

Average Natural Gas Liquids Prices ($/Bbl) (B)
United States	$63.62	$45.35	$60.19	$41.40
Canada	66.39	42.30	61.52	39.39
Composite	63.78	45.04	60.26	41.20

Natural Gas Equivalent Volumes (MMcfed) (C)
United States	1,437	1,163	1,403	1,134
Canada	236	253	236	248
Trinidad	236	274	244	276
United Kingdom	12	23	15	27
Total	1,921	1,713	1,898	1,685

Total Bcfe (C)	174.8	155.8	345.4	305.0

(A)	Million cubic feet per day or thousand barrels per day, as applicable.
(B)	Dollars per thousand cubic feet or per barrel, as applicable.
(C)	Million cubic feet equivalent per day or billion cubic feet equivalent, as applicable; includes natural gas, crude oil, condensate and natural gas liquids. Natural gas equivalents are determined using the ratio of 6.0 thousand cubic feet of natural gas to 1.0 barrel of crude oil, condensate or natural gas liquids.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2008	2007

ASSETS
Current Assets
Cash and Cash Equivalents	$108,101	$54,231
Accounts Receivable, Net	1,228,560	835,670
Inventories	109,971	102,322
Assets from Price Risk Management Activities	-	100,912
Income Taxes Receivable	239,442	110,370
Deferred Income Taxes	347,928	33,533
Other	54,095	55,001
Total	2,088,097	1,292,039

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	18,929,852	16,981,836
Other Property, Plant and Equipment	776,864	581,402
	19,706,716	17,563,238
Less: Accumulated Depreciation, Depletion and Amortization	(7,717,996)	(7,133,984)
Total Property, Plant and Equipment, Net	11,988,720	10,429,254
Long-Term Assets Held for Sale	-	254,376
Other Assets	147,950	113,238
Total Assets	$14,224,767	$12,088,907

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$1,379,602	$1,152,140
Accrued Taxes Payable	137,589	104,647
Dividends Payable	29,607	22,045
Liabilities from Price Risk Management Activities	762,560	3,404
Deferred Income Taxes	61,048	108,980
Other	74,634	82,954
Total	2,445,040	1,474,170

Long-Term Debt	1,147,000	1,185,000
Other Liabilities	661,417	368,336
Deferred Income Taxes	2,545,139	2,071,307

Stockholders' Equity
Preferred Stock, $0.01 Par, 10,000,000 Shares Authorized:
Series B, Cumulative, $1,000 Liquidation Preference Per Share,
5,000 Shares Outstanding at December 31, 2007	-	4,977
Common Stock, $0.01 Par, 640,000,000 Shares Authorized:
249,470,617 Shares Issued at June 30, 2008 and
249,460,000 Shares Issued at December 31, 2007	202,495	202,495
Additional Paid In Capital	321,026	221,102
Accumulated Other Comprehensive Income	403,195	466,702
Retained Earnings	6,515,795	6,156,721
Common Stock Held in Treasury, 678,033 Shares at
June 30, 2008 and 2,935,313 Shares at December 31, 2007	(16,340)	(61,903)
Total Stockholders' Equity	7,426,171	6,990,094
Total Liabilities and Stockholders' Equity	$14,224,767	$12,088,907

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months
	Ended June 30,
	2008	2007
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$419,162	$524,720
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	612,493	504,122
Impairments	81,449	44,846
Stock-Based Compensation Expenses	44,566	29,542
Deferred Income Taxes	123,330	223,591
Other, Net	(127,693)	(24,091)
Dry Hole Costs	15,213	28,626
Mark-to-Market Commodity Derivative Contracts
Total Losses (Gains)	1,312,666	(4,302)
Realized (Losses) Gains	(114,859)	65,880
Other, Net	9,077	15,228
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(395,526)	20,734
Inventories	(9,176)	(2,476)
Accounts Payable	255,495	14,651
Accrued Taxes Payable	(92,738)	26,191
Other Assets	(61,623)	(4,683)
Other Liabilities	(8,440)	(15,492)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	(775)	(20,471)
Net Cash Provided by Operating Activities	2,062,621	1,426,616

Investing Cash Flows
Additions to Oil and Gas Properties	(2,144,769)	(1,621,542)
Additions to Other Property, Plant and Equipment	(196,353)	(157,515)
Proceeds from Sales of Assets	354,413	37,988
Changes in Components of Working Capital Associated with
Investing Activities	648	20,412
Other, Net	(20,429)	(1,540)
Net Cash Used in Investing Activities	(2,006,490)	(1,722,197)

Financing Cash Flows
Net Commercial Paper Borrowings	-	170,400
Long-Term Debt Borrowings	-	10,000
Long-Term Debt Repayments	(38,000)	(30,000)
Dividends Paid	(51,647)	(38,370)
Redemption of Preferred Stock	(5,395)	-
Excess Tax Benefits from Stock-Based Compensation	55,552	11,122
Treasury Stock Purchased	(6,865)	(4,928)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	48,509	14,089
Other, Net	127	(194)
Net Cash Provided by Financing Activities	2,281	132,119

Effect of Exchange Rate Changes on Cash	(4,542)	3,741

Increase (Decrease) in Cash and Cash Equivalents	53,870	(159,721)
Cash and Cash Equivalents at Beginning of Period	54,231	218,255
Cash and Cash Equivalents at End of Period	$108,101	$58,534

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month and six-month periods ended June 30 reported Net Income Available to Common Stockholders (GAAP) to reflect actual cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market losses (gains) from these transactions and for the gain on the sale of Appalachian assets. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Quarter		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007

Reported Net Income Available to Common Stockholders (GAAP)	$178,206	$306,063	$418,719	$522,855

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Losses (Gains)	842,822	(44,103)	1,312,666	(4,302)
Realized (Losses) Gains	(138,069)	18,613	(114,859)	65,880
Subtotal	704,753	(25,490)	1,197,807	61,578

After Tax MTM Impact	453,509	(16,403)	770,789	39,625

Less: Gain on Sale of Appalachian Assets, Net of Tax	-	-	(84,748)	-

Adjusted Net Income Available to Common Stockholders (Non-GAAP)	$631,715	$289,660	$1,104,760	$562,480

Net Income Per Share Available to Common Stockholders (GAAP)
Basic	$0.72	$1.26	$1.70	$2.15
Diluted	$0.71	$1.24	$1.67	$2.12

Adjusted Net Income Per Share Available to Common Stockholders (Non-GAAP)
Basic	$2.56	$1.19	$4.49	$2.31
Diluted	$2.52	$1.17	$4.41	$2.28

Average Number of Shares Outstanding
Basic	246,536	243,227	245,950	242,976
Diluted	251,135	247,261	250,553	247,009

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month and six-month periods ended June 30 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common Stockholders (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing and Financing Activities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Quarter		Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Net Cash Provided by Operating Activities (GAAP)	$1,141,044	$728,136	$2,062,621	$1,426,616

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	55,168	38,230	99,091	61,574
Changes in Components of Working Capital and Other Assets and
Liabilities
Accounts Receivable	217,842	2,201	395,526	(20,734)
Inventories	12,461	(6,368)	9,176	2,476
Accounts Payable	(162,043)	8,780	(255,495)	(14,651)
Accrued Taxes Payable	63,473	(24,224)	92,738	(26,191)
Other Assets	59,878	1,060	61,623	4,683
Other Liabilities	(19,233)	1,136	8,440	15,492
Changes in Components of Working Capital Associated
with Investing and Financing Activities	5,967	(12,223)	775	20,471
Preferred Stock Dividends	-	(990)	(443)	(1,865)

Discretionary Cash Flow Available to Common Stockholders (Non-GAAP)	$1,374,557	$735,738	$2,474,052	$1,467,871

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF NET DEBT (Non-GAAP) AND TOTAL
CAPITALIZATION (Non-GAAP) AS USED IN THE CALCULATION OF
THE NET DEBT-TO-TOTAL CAPITALIZATION RATIO
TO LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP)
(Unaudited; in millions, except ratio information)

The following chart reconciles Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	06/30/2008	12/31/2007

Total Stockholders' Equity (GAAP) - (a)	$7,426	$6,990

Long-Term Debt (GAAP) - (b)	1,147	1,185
Less: Cash (GAAP)	(108)	(54)
Net Debt (Non-GAAP) - (c)	1,039	1,131

Total Capitalization (Non-GAAP) - (a) + (c)	$8,465	$8,121

Total Capitalization (GAAP) - (a) + (b)	$8,573	$8,175

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	12%	14%

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	13%	14%